Exhibit 3.2

BY-LAWS

OF

CAPITAL PROPERTIES, INC.

(Amended April 26, 2016)

ARTICLE I

OFFICES

Section 1. The principal offices of the corporation shall be in the County of Providence and State of Rhode Island.

Section 2. The corporation may also have offices at such other places both within and without the State of Rhode Island as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All annual meetings of the stockholders for the election of directors shall be held within or without the State of Rhode Island at such place as may be fixed from time to time by the Board of Directors; at least ten days’ notice shall be given to the stockholders of the place so fixed. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Rhode Island, as shall be stated in the notice of the meeting.

Section 2. Annual meetings of stockholders, commencing with the year 1986, shall be held on the Tuesday next preceding the last Wednesday in April, if not a legal holiday in the State of Rhode Island, and if a legal holiday in the State of Rhode Island, then on the secular day next following, at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting shall be given to each stockholder of record at least ten days before the date of the meeting.

Section 4. Special meetings of the stockholders, for any purpose or purposes, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 5. Written notice of any special meeting of stockholders, stating the time, place and purpose thereof, shall be given to each stockholder of record at least ten days before the date fixed for the meeting.

Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. Stockholders representing a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the whole Board of Directors shall be not less than five nor more than nine. Within the foregoing limits, the number of directors to constitute the whole Board shall be fixed by vote of the Board of Directors at any regular or special meeting of the Board of Directors, or by the stockholders at the annual meeting. If, pursuant to the foregoing authority, the number of directors constituting the whole Board shall be decreased, such decrease shall not be effective with respect to the terms of directors then holding office until the next annual meeting of stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified.

Section 2. Vacancies may be filled by a majority of the directors then in office though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. A vacancy or vacancies shall be deemed to exist at any time the number of directors then in office is less than the whole Board as provided in Section 1, above.

Section 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Rhode Island.

Section 5. The Board of Directors shall hold a meeting immediately after each annual meeting of stockholders, at which meeting they shall elect a President, a Vice President, a Treasurer and a Secretary, provided, however, that they may adjourn said meeting to such time as they see fit, and elect said officers at said adjourned meeting. They may also, at any annual meeting or at any adjournment thereof, transact any other business which may be properly brought before them. Regular quarterly meetings of directors shall be held on the Tuesday next preceding the last Wednesday in each of the months of January, July and October. Special meetings of the directors shall be held upon the call of the Chairman of the Board, the President, any Vice President or the Treasurer. The Secretary shall give each director notice, by mail, telephone or telecopy, at least twenty-four hours before any meeting, whether regular or special, of the time and place of such meeting; provided, that in the case of necessity, such notice may be given at such time and in such manner as the President may direct.

Section 6. At all meetings of the Board of Directors the presence of a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. The Board of Directors may, by resolution passed by a majority of the directors, designate one or more committees, each committee to consist of three or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 8. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 9. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, such fixed sum to be determined by the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 10. Any or all of the directors may be removed with or without cause by vote of the holders of a majority of the outstanding common stock of the Company.

ARTICLE IV

OFFICERS

Section 1. The initial officers of the corporation shall be chosen by the incorporator or the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The offices of Treasurer and Secretary may be held by the same person. The President shall be a director of the corporation.

Section 2. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 3. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 5. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the Board and of the corporation, but, in his absence, either of said bodies may elect a president pro tem. The President shall be a member of all standing committees and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may call a special meeting of the Board at any time, and shall call such a special meeting whenever requested to do so by a majority of the directors. He shall, with the Treasurer or Secretary, sign all certificates of stock in the corporation, and shall perform all other duties required of him by law or by the articles of incorporation.

Section 6. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer.

Section 7. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors when requested an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE V

CERTIFICATE OF STOCK

Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of, the corporation, by the President and Treasurer or Secretary, certifying the number of shares owned by him in the corporation; provided that the Board of Directors may provide by resolution or resolutions that some or all of any classes of stock shall be uncertificated shares. No authorization of uncertificated shares shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Corporation. Stock represented by a certificate shall be signed by the Chairman of the Board of Directors or the President or a Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue. No shares shall be issued until such shares are fully paid.

Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Secretary or Treasurer may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature has been used thereon, had not ceased to be such officer or officers of the corporation.

Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. If shares of stock to be transferred are uncertificated, such shares will be transferred upon proper instructions from the holder of such shares and in accordance with such other rules as the Board of Directors may impose. In each case, instructions for the transfer of shares will be accompanied by such proof of authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require.

Section 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

GENERAL PROVISIONS

Section 1. The President shall present at each annual meeting a statement of the business and condition of the corporation.

Section 2. All checks or demand for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. The fiscal year of the corporation shall commence the first day of January in each year.

Section 4. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Rhode Island”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or otherwise.

Section 5. Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owned by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Rhode Island Business Corporation Act or the corporation’s charter, as heretofore amended, or Bylaws (as each may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be a state court located within the State of Rhode Island (or, if no state court located within the State of Rhode Island has jurisdiction, the United States District Court for the District of Rhode Island).

ARTICLE VII

REPEAL AND AMENDMENT OF BY-LAWS

These By-laws may be altered, amended or repealed, or new By-laws may be adopted at any annual or special meeting of the shareholders by an affirmative vote of a majority of the shares issued and outstanding and entitled to vote; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-laws shall be contained in the notice of such meeting. The Board of Directors shall have like authority to alter, amend, repeal or adopt new By-laws by an affirmative vote of majority of the number of Directors fixed as provided in these By-laws; provided, however, that any action in that respect by the Board of Directors may be changed thereafter by the shareholders.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS

The corporation shall indemnify, to the full extent permitted by law from time to time, any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person was, is or is threatened to be made a named defendant or respondent by reason of the fact that such person is serving or at any time was serving in one or more of the capacities set forth above.

4